Exhibit 10.01

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (“Agreement”) is dated as of September 5, 2018 (“Effective Date”) and is entered into by and among Sabby Healthcare Master Fund, Ltd. (“Sabby Healthcare”), Sabby Volatility Warrant Master Fund, Ltd. (“Sabby Volatility”, and together with Sabby Healthcare, the “Holders”), and RiceBran Technologies, a California corporation (the "Company").  The parties hereto agree as follows:

RECITALS

A.          The Company and the Holders are parties to a Securities Purchase Agreement, dated as of September 30, 2014 (“2014 Purchase Agreement”), pursuant to which the Company issued to each of the Holders a warrant to purchase 425,000 shares of the Company’s common stock (each, a “2014 Warrant”, and together, the “2014 Warrants”).

B.          Each of the 2014 Warrants currently has an Exercise Price per share of $5.27 and a Termination Date of April 3, 2020.

C.          The resale of the 2014 Warrant Shares acquired upon exercise of the 2014 Warrants has been registered pursuant to a registration statement on Form S-3 (File No. 333-199646) (“2014 Registration Statement”).

D.          The Company and the Holders are parties to a Securities Purchase Agreement, dated as of February 17, 2016 (“2016 Purchase Agreement”), pursuant to which the Company issued to Sabby Healthcare a warrant to purchase 1,773,333 shares of the Company’s common stock and to Sabby Volatility a warrant to purchase 886,667 shares of the Company’s common stock (collectively, the “2016 Warrants”).  The current per share exercise price of the 2016 Warrants is $2.00.

E.          The resale of the shares of the Company’s common stock that underlie the 2016 Warrants (“2016 Warrant Shares”) has been registered pursuant to a registration statement on Form S-3 (File No. 333-212658) (“2016 Registration Statement”, and together with the 2014 Registration Statement, the “Registration Statements”).

F.          On the terms and conditions set forth herein, the parties hereto desire to amend the 2014 Warrants to (i) reduce the Exercise Price, (ii) reduce the number of shares issuable upon exercise of the 2014 Warrants and (iii) change the Termination Date of the 2014 Warrants to an earlier date, and the Holders desires to exercise the 2016 Warrants .

G.          For purposes of this Agreement, the (i) terms “Exercise Price” and “Termination Date” shall have the meanings given to those terms in the 2014 Warrants, as applicable, (ii) the term “2014 Warrant Shares” shall have the meaning given to the term “Warrant Shares” in the 2014 Warrants, as applicable, and (iii) the term “Trading Day” shall have the meaning given to that term in the 2014 Purchase Agreement.

AGREEMENT

1.           Amendment to 2014 Warrants.  Each of the 2014 Warrants hereby is amended to provide as follows:

(a)          Exercise Price.  The per share Exercise Price of the 2014 Warrants shall change from $5.27 per share to $3.30 per share, subject to future adjustment as provided in the 2014 Warrants.

(b)          Termination Date.  The Termination Date of the 2014 Warrants shall change from April 3, 2020 to April 3, 2019, and the 2014 Warrants may not be exercised after April 3, 2019.

(c)          2014 Warrant Shares.  The number of 2014 Warrant Shares that are subject to each 2014 Warrant shall change from 425,000 to 300,000, subject to future adjustment as provided in the 2014 Warrants.  The parties agree that the number of Warrant Shares shall not increase as a result of decreasing the Exercise Price as provided in Section 1(a) above.

2.           Exercise of 2016 Warrants.  The Holders agree to exercise the 2016 Warrants in full by “cash” exercise, and the Holders execution and delivery of this Agrement shall constitute the Holders’ execution and delivery to the Company on the Effective Date of the Notices of Exercise annexed to the 2016 Warrants with respect to all 2016 Warrant Shares underlying the 2016 Warrants.  The aggregate exercise price for such exercise of the 2016 Warrants (“Aggregate Exercise Price”) shall equal the product of (i) the number of 2016 Warrant Shares underlying the 2016 Warrants on the Effective Date and (ii) $2.00.  The 2016 Warrant Shares issuable upon such exercise of the 2016 Warrants shall be issued as provided in the 2016 Purchase Agreement and the 2016 Warrants, and all of the 2016 Warrant Shares shall be delivered electronically through the Depository Trust Company within the time periods specified therein after the Company receives the Aggregate Exercise Price for the exercised 2016 Warrants, which Aggregate Exercise Price shall be paid to the Company no later than two trading days after the Effective Date.  Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) in the 2016 Warrants, the Company shall only issue such number of 2016 Warrant Shares to the Holder that would not cause such Holder to exceed the maximum number of 2016 Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from such Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

3.           Public Disclosure.

(a)          The Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder within two Trading Days following the Effective Date.  To the extent that the Company complies with this Section 3(a), the Company shall be deemed to have complied with its obligation to publicly disclose the terms contained herein pursuant to the 2014 Purchase Agreement, the 2016 Purchase Agreement and any other agreements or instruments to which the Company and either Holder is a party.

(b)          The Company may file a prospectus supplement to each of the Registration Statements to disclose the effect of this Agreement on the 2014 Warrants,  the 2014 Warrant Shares, the 2016 Warrants and the 2016 Warrant Shares.

4.           No Changes.  Except as amended by this Agreement, all other terms of the 2014 Warrants and the 2014 Purchase Agreement shall continue in full force and effect.

5.           Conflict.  If the terms of this Agreement conflict with the terms of the 2014 Warrants, the terms of this Agreement shall control.

6.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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IN WITNESS WHEREOF, the parties have caused this Warrant Amendment Agreement to be executed as of the date first set forth above.

RICEBRAN TECHNOLOGIES

By:	/s/ Brent Rystrom
Brent Rystrom,
Chief Financial Officer

SABBY HEALTHCARE MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name: Robert Grundstein,
Authorized Signatory

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name: Robert Grundstein,
Authorized Signatory